UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Commission File No. 000-28452

VELOCITY EXPRESS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VELOCITY EXPRESS CORPORATION

One Morningside Drive North

Building B – Suite 300

Westport, Connecticut 06880

June 16, 2006

To Our Stockholders:

Amendment to 2006 Proxy Statement

Subsequent to printing the enclosed proxy statement for the annual meeting to be held at the executive offices of Velocity Express Corporation, One Morningside Drive North, Building B-Suite 300, Westport, Connecticut, on June 28, 2006, we learned that the total outstanding votes number set forth in the chart presented on page 2 of our proxy statement was incorrect. The correct number is set forth in the chart below, which hereby amends and restates the chart contained in the proxy statement:

Class Outstanding	Number of Shares of Class Outstanding	Approximate Number of Voting Shares of Common Stock for Each Share of Preferred(1)	Aggregate Number of Outstanding Votes Per Class
Common Stock	16,965,310	1.00	16,965,310
Series M Preferred	5,411,675	1.03	5,562,328
Series N Preferred	1,473,825	1.03	1,514,854
Series O Preferred	504,674	1.04	524,834

Total Outstanding Votes			24,567,316

(1)	Approximation due to rounding.

BY ORDER OF THE BOARD OF DIRECTORS

Vincent A. Wasik

Chairman of the Board and

Chief Executive Officer

Westport, Connecticut

June 16, 2006